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                               EXHIBIT 23.1




                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Old Kent Financial Corporation:

As independent public accountants, we hereby consent to the incorporation by reference to this Pre-effective Amendment No. 1 to the Form S-4 Registration Statement of our report dated January 14, 1999 included in Old Kent Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.

                                   Arthur Andersen LLP


Chicago, Illinois
   April 26, 1999